EXHIBIT (21)

        SUBSIDIARIES OF THE REGISTRANT AS OF APRIL 8, 1999

                                   STATE/PROVINCE    COUNTRY
                                   -------------- -------------
CPI Corp.                             Delaware    United States

 Consumer Programs Holding, Inc.      Delaware    United States

   Consumer Programs, Incorporated    Missouri    United States
     d/b/a Sears Portrait Studios
       CPI Images L.L.C.              Missouri    United States
         d/b/a Sears Portrait Studios
         d/b/a Mainstreet Portraits

       CPI Management Services L.L.C. Missouri    United States

       CPI Properties L.L.C.          Missouri    United States

       myportraits.com, Inc.          Missouri    United States

       Consumer Programs Partner,Inc. Delaware    United States

       CPI Research and Development,
        Inc.                          Delaware    United States

   CPI Prints Plus, Inc.              Delaware    United States

       Ridgedale Prints Plus, Inc.    Minnesota   United States
         d/b/a Prints Plus

           Prints Plus, Inc.          California  United States
             d/b/a Prints Plus
             d/b/a Prints & Posters

 CPI Technology Corp.                 Missouri    United States

 CPI Corp. Canada                     Ontario     Canada
    d/b/a Sears Portrait Studios

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